EXHIBIT 99
NEWS RELEASE

INTREPID SHOWS SIGNIFICANT BALANCE SHEET IMPROVEMENT

IDAHO FALLS, Idaho, May 14, 2004 (PRIMEZONE) -- Intrepid Technology and Resources, Inc. (ITR) (OTCBB:IESV) a renewable energy company is pleased to provide investors with an overview of the March 31, 2004 quarterly report.

Revenue for the three months ended the third quarter March 31, 2004 and 2003 with $414,987 compared to $585,367. The Company experienced a net loss of $69,511 compared to a net income of $13,726 for the same three months ended March 31, 2004 and 2003. The previously announced reallocation of personnel to the companies bio-fuel and alternate energy business, the Whiteside Methane production facility and the WOBF acquisition, neither of which were recorded as revenue contributors in the quarter but required significant personnel allocations were primarily responsible for the decline in revenue and net income.

ITR experienced a dramatic increase in cash in the March 2004 quarter to $332,299 compared to $27,175 at June 30, 2003. Current liabilities decreased by 29.8% for the same period while current assets increased by 23.5% and total liabilities and Shareholder's Equity increased by 21%. Further, for the nine months ending March 31, 2004 the Company's net loss decreased from $95,893 to $15,533 or an 83.8% improvement over the same nine months ended March 31, 2003. The cash and cash equivalents increased to $305,124 from a deficit of $62,267 for the nine months ending March 31, 2004 and 2003. These very favorable financial trends reflect a strong commitment by ITR to enhance their balance sheet and improve shareholder equity.

Dr. Dennis Keiser, President, commented on the quarter, "This is the quarter which turns the corner from being a company totally dependent on engineering service work for others, to a legitimate member of the burgeoning bio-fuel and alternate energy market. We are currently a distributor of compressed natural gas product; we have designed and are overseeing the first large-scale commercial Methane bio-refinery that can produce large quantities of industrial and consumer energy. By the end of the September quarter we will be operating and generating revenue from that Methane refinery and preparing to start on the second plant." Dr. Keiser further noted, "We have for some time now stated that ITR would experience a reallocation of personnel from immediate revenue contracts


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and  begin  to  focus those people on alternate energy projects for our own use.
The decline in net income for the quarter was a predictable event, however, we are committed to being profitable for the fiscal year."

Statements released by Intrepid that are not purely historical are forward looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, intentions and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the company's business prospects and performance. The company's actual results could differ materially from those in such forward-looking statements. The company does not undertake any responsibility to update the forward-looking statements.

CONTACT:  Intrepid Technology and Resources, Inc.
          Steve Ellis  (208) 529-5337
          sellis@intrepid21.com

                                      INTREPID TECHNOLOGY & RESOURCES, INC.
                                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  ($ IN WHOLE DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                  For the Three Months Ended        For the Nine Months Ended
                                                             March 31,                       March 31,
                                                     2004             2003             2004            2003
                                               -----------------  -------------  ----------------  -------------
                                                   UNAUDITED        UNAUDITED       Unaudited        Unaudited
                                               -----------------  -------------  ----------------  -------------
Revenue                                        $        414,987   $    585,367   $     1,849,398   $  1,747,870
Direct operating costs                                  288,956        451,257         1,133,607      1,432,170
                                               -----------------  -------------  ----------------  -------------

Gross profit                                            126,031        134,110           715,791        315,700
Selling, general and administrative expenses            223,546        101,293           720,719        435,031
                                               -----------------  -------------  ----------------  -------------

Income (loss) from operations                           (97,515)        32,817            (4,928)      (119,331)

Interest revenue                                            333             --               333             --
Interest expense                                         (5,117)       (11,700)          (19,304)       (26,105)
                                               -----------------  -------------  ----------------  -------------


Net income (loss) before income taxes                  (102,299)        21,117           (23,899)      (145,436)
Provision for income taxes (benefit)                    (32,788)         7,391            (8,366)       (49,543)
                                               -----------------  -------------  ----------------  -------------

Net income (loss)                              $        (69,511)  $     13,726   $       (15,533)  $    (95,893)
                                               =================  =============  ================  =============

Net income (loss) to common shareholders       $        (69,511)  $     13,726   $       (15,533)  $    (95,893)
                                               =================  =============  ================  =============

Basic earnings (loss) per share                $         (.0007)  $     .00015   $       (.00012)  $     (.0011)
                                               =================  =============  ================  =============

Diluted earnings per share                     $             --   $         --   $            --   $         --
                                               =================  =============  ================  =============

Dividends paid per common share                $             --   $         --   $            --   $         --
                                               =================  =============  ================  =============


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
                               INTREPID TECHNOLOGY & RESOURCES, INC.
                                    CONSOLIDATED BALANCE SHEETS

                           ($ IN WHOLE DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                                         MARCH 31,      June 30,
                                                                            2004          2003
                                                                        ------------  ------------
                                                                         UNAUDITED      Audited
                                                                        ------------  ------------
ASSETS
Current Assets:
   Cash                                                                 $   332,299   $    27,175
   Receivables, net of allowance for doubtful
      accounts of $0 and $0 respectively                                    217,040       412,058
   Investments                                                                   --         5,000
   Other assets                                                               3,989         3,986
                                                                        ------------  ------------
         Total current assets                                               553,326       448,219

Equipment, net                                                              106,357        37,177
Deferred tax asset                                                          393,909       385,543
                                                                        ------------  ------------
         Total Assets                                                   $ 1,053,595   $   870,939
                                                                        ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                     $   145,488   $   245,596
   Accrued liabilities                                                       85,844       163,091
   Deferred compensation                                                    138,963       193,232
   Term Loan                                                                172,115       199,779
   Long term debt - current portion                                          79,567        84,800
                                                                        ------------  ------------
         Total current liabilities                                          621,977       886,498

Long term debt                                                                   --            --
                                                                        ------------  ------------
         Total liabilities                                                  621,977       886,498
Commitments and contingencies
Shareholders' equity:
   Preferred stock, $1 par value, 5,000,000 authorized                          --            --
   Common stock, $.005 par value, 185,000,000 authorized, 108,361,992
         and 97,130,584 shares issued and outstanding, respectively         511,810       455,653
   Additional paid-in capital                                             4,029,918     3,644,066
   Notes receivable - shareholders                                          (16,200)      (36,900)
   Retained earnings (deficit)                                           (4,093,910)   (4,078,378)
                                                                        ------------  ------------
         Total shareholders' equity                                         431,618       (15,559)
                                                                        ------------  ------------

Total Liabilities and Shareholders' Equity                              $ 1,053,595   $   870,939
                                                                        ============  ============


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